Exhibit 31.2
Certification of Executive Vice President and Chief Financial Officer
I, Daniel J. Sescleifer, certify that:
1.	I have reviewed this Amendment No. 1 to annual report on Form 10-K of Energizer Holdings, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: May 16, 2011

Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer